P R E S S R E L E A S E

Synthesis Energy Systems Announces Closing of Over-Allotment Option for Common Stock Offering

HOUSTON, Texas, June 30, 2008 – Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX) announced today the sale of an additional 1,500,000 shares of its common stock at a price per share to the public of $9.25 pursuant to the over-allotment option granted to the underwriters in connection with the previously announced public offering of 10,000,000 shares of its common stock.  The Company has now received in the aggregate approximately $100 million of proceeds from the offering, net of underwriting discounts and expenses.  J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. acted as joint book-runners for the offering.

The Company expects to use the net proceeds of the offering for (i) equity contributions to its Golden Concord project, and, if approved, its YIMA project; (ii) the proposed expansion of its Hai Hua project, when and if agreed to; (iii) feasibility and engineering design work for its CONSOL project and any future North American projects; and (iv) working capital and general corporate purposes.

Copies of the final prospectus relating to the offering may be obtained from: J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Department, e-mail: addressing.services@jpmorgan.com, telephone: (718) 242-8002; and Deutsche Bank Securities Inc., Attn: Prospectus Department, 100 Plaza One, 2nd Floor, Jersey City, NJ, 07311, by telephone at (800) 503-4611 or by email to prospectusrequest@list.db.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610

Forward Looking Statements
The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this press release, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the success of our development projects with industry partners, the limited history and viability of our technology, our results of operation in foreign countries, our ability to maintain production from our first plant in its Hai Hua project and the sufficiency of our internal controls.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe

Vice President of Investor Relations

(713) 579-0600

Ann.tanabe@synthesisenergy.com